Exhibit 99.1

Paltalk, Inc. Announces Pricing of $3.5 Million Underwritten Public Offering and Uplisting to Nasdaq

JERICHO, NY - (NewMediaWire) - August 2, 2021 - Paltalk, Inc., (“Paltalk,” the “Company,” “we,” “our” or “us”) (OTCQB: PALT), a leading communications software innovator that powers multimedia social applications, today announced the pricing of its underwritten public offering of 1,159,400 shares of common stock at a price to the public of $3.00 per share. The shares of common stock are expected to begin trading on The Nasdaq Capital Market, on August 3, 2021, under the symbol “PALT”.  Paltalk expects to receive gross proceeds of approximately $3.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

The Company has granted the underwriter a 45-day option to purchase an additional 173,910 shares of common stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any. The offering is expected to close on August 5, 2021, subject to satisfaction of customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

The offering is being conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-257036), as amended, and as previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Paltalk, Inc.

Paltalk is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents. For more information, please visit: http://www.paltalk.com.

Forward Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements in this press release include statements regarding the anticipated closing of the offering and the Company’s intended use of the net proceeds from the offering. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, market and other conditions and the satisfaction of customary closing conditions related to the offering; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

CONTACTS:

IR@paltalk.com

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

646-863-6341